EXHIBIT INDEX

(d)(6) Amendment to Subadvisory Agreement between American Express Financial Corporation and Royce & Associates, LLC, dated November 13, 2003.

(d)(8) Amendment to Subadvisory Agreement between American Express Financial Corporation and Lord, Abbett & Co., dated December 12, 2003.

(d)(15) Amendment to Subadvisory Agreement between American Express Financial Corporation and American Century Investment Management, Inc., dated December 7, 2003.

(d)(19) Subadvisory Agreement between American Express Financial Corporation and Donald Smith & Co., Inc., dated March 12, 2004.

(d)(20) Subadvisory Agreement between American Express Financial Corporation and Barrow, Hanley, Mewhinney & Strauss, Inc., dated March 12, 2004.

(d)(21) Subadvisory Agreement between American Express Financial Corporation and Franklin Portfolio Associates LLC, dated March 12, 2004.

(p)(4) Code of Ethics adopted under Rule 17j-1 by AXP Partners Small Cap Value Fund and Royce & Associates, Inc. amended November 20, 2003.

(p)(5) Code of Ethics adopted under Rule 17j-1 by AXP Partners Value Fund and AXP Partners Small Cap Core Fund and Lord Abbett dated as of November 2003.

(q)(1) Directors'/Trustees' Power of Attorney to sign amendments to this Registration Statement, dated Jan. 7, 2004.